Exhibit 99.2

Natural Resource Partners L.P. 601 Jefferson St., Suite 3600, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Announces

Public Offering of Common Units

HOUSTON, October 6, 2014 – Natural Resource Partners L.P. (NYSE:NRP) today announced that it plans to offer, subject to market conditions, 8,500,000 common units representing limited partner interests in Natural Resource Partners L.P. through an offering registered under the Securities Act of 1933, as amended. In connection with the offering, NRP expects to grant the underwriters a 30-day option to purchase up to 1,275,000 additional common units. NRP intends to use the net proceeds from this offering to fund a portion of the purchase price of the pending acquisition of non-operated working interests in oil and gas assets located in the Williston Basin in North Dakota from an affiliate of Kaiser-Francis Oil Company.

Citigroup, Wells Fargo Securities, BofA Merrill Lynch and UBS Investment Bank are acting as joint book-running managers of the offering. Stifel and BB&T Capital Markets are acting as co-managers of the offering.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The common units will be offered and sold pursuant to an effective registration statement on Form S-3, as amended, previously filed with the Securities and Exchange Commission (the “SEC”). This offering may be made only by means of a prospectus supplement and accompanying base prospectus, which will be filed with the SEC.

When available, copies of the prospectus supplement and the accompanying prospectus related to this offering may be obtained from the following addresses:

Citigroup	Wells Fargo Securities
c/o Broadridge Financial Solutions	Attn: Equity Syndicate Dept.
1155 Long Island Avenue	375 Park Avenue
Edgewood, NY 11717	New York, NY 10152
Telephone: (800) 831-9146	Telephone: (800) 326-5897
Email: prospectus@citi.com	Email: cmclientsupport@wellsfargo.com

Company Profile

Natural Resource Partners L.P. (“NRP”) is a master limited partnership headquartered in Houston, TX. NRP is a diversified natural resource company that owns interests in oil and gas, coal, aggregates and industrial minerals across the United States. A large percentage of NRP’s revenues are generated from royalties and other passive income. In addition, NRP owns an equity investment in OCI Wyoming, a trona/soda ash operation, owns non-operated working interests in oil and gas properties and owns VantaCore, making NRP ranked as one of the top 25 aggregates producers in the United States.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal, oil and gas, and aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners L.P.’s Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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